VOTING AGREEMENT

VOTING AGREEMENT, dated as of September __, 2009, between James MacKay (“MacKay”), individually, and ValiRx Plc. (“ValiRx”), (each, a "Shareholder" and together, the "Shareholders").

      WHEREAS:

A. As of the date hereof, MacKay owns, beneficially and/or of record, 12,300,000 shares of preferred stock, $0.001 par value per share (the "Preferred Stock"), of Biofield Corp., a Delaware corporation (the "Company");

B. The Shareholders have entered into a Letter Agreement dated September __, 2009 (the “Letter Agreement”), whereby MacKay has pledged as security One Million Five Hundred Thousand (1,500,000) shares of the Preferred Stock to ValiRx (the “Pledged Shares”);

C. Each Shareholder desires to enter into this Agreement with respect to the voting of the Pledged Shares now held, beneficially and/or of record, by ValiRx on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Agreement to Vote. (a) In recognition of the Shareholders' common goals and objectives as shareholders of the Company and to ensure the orderly management and operation of the Company, each Shareholder hereby agrees that during the time this Agreement is in effect, at any meeting of the shareholders of the Company, however called, and in any action by consent of the shareholders of the Company, MacKay shall:

(a) appear at the meeting or otherwise cause the Pledged Shares to be counted as present thereat for purposes of establishing a quorum;

(b) vote, or execute consents in respect of the Pledged Shares, or cause the Pledged Shares to be voted, or consents to be executed in respect thereof, in a manner that he believes is in the best interest of the Company and its shareholders;

2. Irrevocable Proxy.  ValiRx hereby irrevocably constitutes and appoints MacKay as its attorney and proxy in accordance with Delaware Corporate Law, with full power of substitution and re-substitution, to cause the Pledged Shares to be counted as present at any Company Stockholders Meetings to vote his, her or its shares at any Company Stockholders' Meeting, however called, and execute consents in respect of his, her or its shares as and to the extent provided in Section 1. THIS PROXY AND POWER OF ATTORNEY UPON ITS EFFECTIVENESS WILL BE IRREVOCABLE AND COUPLED WITH AN INTEREST. ValiRx hereby revokes all other proxies and powers of attorney with respect to his, her or its shares that he, she or it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be granted, in each case to the extent such prior or subsequent proxies or powers of attorney would prevent ValiRx from complying with such stockholder's obligations under this Agreement.

                      3.  Legend. Any stock certificates representing the Pledged Shares owned by a Shareholder shall bear an appropriate legend relating to this Agreement.

                      4. Representations and Warranties of the MacKay. MacKay hereby represents and warrants to Stockholder as follows:

                                   (a) Due Authorization; Enforceability. MacKay has full power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of MacKay, and no other proceedings on the part of MacKay are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MacKay and constitutes a valid and binding agreement by MacKay, enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and to general principles of equity.

                                   (b) No Conflicts. No authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by the Stockholder of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of such Stockholder under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which such Stockholder is a party or by which his, her or its properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not materially impair the ability of such Stockholder to perform his, her or its obligations hereunder.

                      4. Representations and Warranties of the ValiRx. ValiRx hereby represents and warrants to Stockholder as follows:

                                   (a) Organization; Due Authorization; Enforceability. Stockholder is corporation duly organized, validly existing and in good standing under the laws of England and Wales..

                                   (b) No Encumbrances.  Stockholder has good, valid and marketable title to the Pledged Shares, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Stockholder's voting.

                                   (c) Due Authorization; Enforceability. ValiRx has full power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of ValiRx, and no other proceedings on the part of ValiRx are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ValiRx and constitutes a valid and binding agreement by ValiRx, enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and to general principles of equity.

                                  (d) No Conflicts. No authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by the Stockholder of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of such Stockholder under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which such Stockholder is a party or by which his, her or its properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not materially impair the ability of such Stockholder to perform his, her or its obligations hereunder.

                                   (e) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

5. Stockholder Covenants. ValiRx hereby covenants and agrees as follows:

                                   (a) ValiRx hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of (all of the foregoing, "Sell," "Sold" or "Sale," as the case may be), any of the Pledged Shares.

                                   (b) ValiRx hereby agrees, while this Agreement is in effect, to notify MacKay promptly of the number of new shares of capital stock or stock options of the Company acquired by such Stockholder, if any, after the date of this Agreement.

6. No Inconsistent Agreements. Each Shareholder hereby covenants and agrees that, except as contemplated by this Agreement, so long as this Agreement remains in effect, he or she (a) shall not enter into any other voting agreement with respect to his or her Shares and (b) shall not grant a proxy or power of attorney with respect to his or her Shares, in each such case, which is inconsistent with its obligations pursuant to this Agreement.

7. Shareholder Capacity. Nothing in this Agreement shall limit or restrict either Shareholder in acting in his or her capacity as a director of the Company and exercising his or her fiduciary duties and responsibilities relating thereto, it being understood that this Agreement shall apply to each Shareholder solely in his or her capacity as a shareholder of the Company and shall not apply to each Shareholders' actions, judgments or decisions as a director of the Company.

8. Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both Shareholders. No waiver by either party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9. Term of the Agreement. This Agreement shall expire on the earlier of: (i) January 1, 2010 or (ii) the payment in full of the Purchase Price..

10. Miscellaneous. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the conflicts of law principles thereof.

(a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. If any of the provisions of this Agreement are for any reason declared by the final judgment of a court of competent jurisdiction to be unenforceable or ineffective, those provisions shall be deemed severable from the other provisions of this Agreement and the remainder of this Agreement shall remain in full force and effect.

(b) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto (individually and as attorney-in-fact, trustee, executor, custodian or otherwise, if applicable) and their respective successors, assigns, heirs, legal representatives and personal representatives. If a Shareholder effectuates any transfer to which the preceding sentence applies, he or she shall, as a condition to such transfer, first obtain an agreement in writing from such transferee to be bound by all of the terms and provisions of this Agreement with the same force and effect as if such transferee were (and such transferee shall be considered) a "Shareholder" for all purposes of this Agreement as of the date hereof. Notwithstanding anything to the contrary contained herein, a transferee acquiring any Shares from a Shareholder in a public offering or via a public sale shall not be bound by the terms and conditions of this Agreement.

(c) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day and year first above written.

VALIRX PLC

/s/
By: James N. Thorniley
Chairman

JAMES R. MACKAY

Individually